             As filed with the Securities and Exchange Commission on May 4, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                    SINA.COM
             (Exact name of Registrant as specified in its charter)

         CAYMAN ISLAND                                          52 - 2236363
 (State or other jurisdiction                                (I.R.S. Employer
     of incorporation)                                      Identification No.)

                     VICWOOD PLAZA, UNITS 01-03, 18TH FLOOR,
                               199 DES VOEUX ROAD
                               CENTRAL, HONG KONG
                    (Address of principal executive offices)

                             -----------------------

                           SINANET.COM 1997 STOCK PLAN
                  SRS INTERNATIONAL LTD. 1997 STOCK OPTION PLAN
                            SINA.COM 1999 STOCK PLAN
                       SINA.COM 1999 EXECUTIVE STOCK PLAN
                   SINA.COM 1999 DIRECTORS' STOCK OPTION PLAN
                   SINA.COM 1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                             -----------------------

                       VICTOR LEE, CHIEF FINANCIAL OFFICER
                                    SINA.COM
                                1313 GENEVA DRIVE
                           SUNNYVALE, CALIFORNIA 94089
                                 (408) 548-0000

 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------
                                    Copy to:

                                  Tae Hea Nahm
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                                Page 1 of 9 Pages
                             Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

--------------------------------------------------------------------------------------------------------------------------------
                                                 CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------

                                                                             Proposed             Proposed
                                                                             Maximum               Maximum
                                                           Maximum           Offering             Aggregate          Amount of
                                                         Amount to be          Price               Offering         Registration
Title of Securities to be Registered                    Registered (1)       Per Share              Price               Fee
--------------------------------------------------------------------------------------------------------------------------------
Sinanet.com 1997 Stock Plan
     Ordinary Share, $0.133 par value ..........      499,958 shares         $     0.24(2)      $    119,989.92      $    31.68


SRS International Ltd. 1997 Stock Option Plan
     Ordinary Share, $0.133 par value ..........      257,464 shares         $     0.16(2)      $     41,194.24      $    10.88


SINA.com 1999 Stock Plan
     Ordinary Share, $0.133 par value ..........      2,189,548 shares       $     6.10(2)      $ 13,356,242.80      $ 3,526.05
     Ordinary Share, $0.133 par value ..........      2,496,660 shares       $    18.00(3)      $ 44,939,880.00      $11,864.13

SINA.com 1999 Executive Stock Plan
     Ordinary Share, $0.133 par value ..........      1,614,511 shares       $     7.33(2)      $ 11,834,365.63      $ 3,124.27
     Ordinary Share, $0.133 par value ..........      579,239 shares         $    18.00(3)      $ 10,426,302.00      $ 2,752.54

SINA.com 1999 Directors' Stock Option Plan
     Ordinary Share, $0.133 par value ..........      187,500 shares         $    17.00(2)      $  3,187,500.00      $   841.50
     Ordinary Share, $0.133 par value ..........      562,500 shares         $    18.00(3)      $ 10,125,000.00      $ 2,673.00

SINA.com 1999 Employee Stock Purchase Plan
     Ordinary Share, $0.133 par value ..........      3,750,000 shares       $    15.30(4)      $ 57,375,000.00      $15,147.00

--------------------------------------------------------------------------------------------------------------------------------

             TOTAL                                    12,137,380 shares                         $151,405,474.59      $39,971.05
                                                      -----------------                         ---------------      ----------

-----------------------

(1) This Registration Statement shall also cover any additional shares of Ordinary shares which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding ordinary shares.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average ask and bid prices of ordinary shares as reported on the Nasdaq National Market on April 27, 2000.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based on the average ask and bid prices of ordinary shares as reported on the Nasdaq National Market on April 27, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

        (a) The Registrant's Prospectus filed on April 12, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

        (b) Not Applicable.

        (c) The description of the Registrant's Ordinary shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on April 12, 2000, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES. Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Certain legal matters with respect to the legality of the issuance of the ordinary shares registered hereby will be passed upon for the Registrant by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, attorneys of Venture Law Group shares and an investment partnership associated with Venture Law Group own 41,205 shares of the Company's ordinary shares.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant's Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except if they acted in a willfully negligent manner or defaulted in any action against them. In addition, the Registrant has entered into Indemnification Agreements with our directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of U.S. law.

        At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

Item 8. EXHIBITS.

        Exhibit
        Number
        -------
        5.1         Opinion of Venture Law Group, a Professional Corporation.

        23.1        Consent of Venture Law Group, a Professional Corporation
                    (included in Exhibit 5.1).

        23.2        Independent Auditors' Consent (see p. 9).

        24.1        Powers of Attorney (see p. 6).

Item 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, SINA.com, a corporation organized and existing under the laws of Cayman Islands, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on May 4, 2000.

                                   SINA.com


                                   By:  /s/  Victor Lee
                                        ----------------------------------------
                                        Victor Lee
                                        Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor Lee and Charles Chao, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                          Title                              Date
          ---------                          -----                              ----

/s/  Daniel Chiang
----------------------------
Daniel Chiang                  Chairman of the Board                       April 24, 2000

/s/  Zhidong Wang
----------------------------
Zhidong Wang                   Chief Executive Officer and President       April 24, 2000
                                 (Principal Executive Officer)

/s/  Victor Lee
----------------------------
Victor Lee                     Chief Financial Officer                     April 24, 2000
                                 (Principal Financial Officer)

/s/  Charles Chao
----------------------------
Charles Chao                   Vice President, Finance                     April 24, 2000
                                 (Principal Accounting Officer)

/s/  Pehong Chen
----------------------------
Pehong Chen                    Director                                    April 24, 2000

/s/  Yongji Duan
----------------------------
Yongji Duan                    Director                                    April 24, 2000

/s/  Yoshitaka Kitao
----------------------------
Yoshitaka Kitao                Director                                    April 24, 2000

/s/  Lip-Bu Tan
----------------------------
Lip-Bu Tan                     Director                                    April 24, 2000

/s/  Ter Fung Tsao
----------------------------
Ter Fung Tsao                  Director                                    April 24, 2000

                                INDEX TO EXHIBITS


   Exhibit                                                                 Page
    Number                                                                  No.
    ------                                                                ------
     5.1      Opinion of Venture Law Group, a Professional Corporation        8

     23.1     Consent of Venture Law Group, a Professional Corporation        8
              (included in Exhibit 5.1)

     23.2     Consent of Independent Accountants                              9

     24.1     Powers of Attorney                                              6